Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

June 5, 2014

RCS Capital Corporation

405 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

We are acting as counsel to RCS Capital Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-1 (Registration No. 333-193925), (such registration statement, as amended as of the effective date thereof, together with the registration statement filed by the Company on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act, collectively referred to as the "Registration Statement"), relating to listing and trading of the public offering of equity securities of the Company of up to 22,600,000 shares (including shares being offered pursuant to the exercise of the underwriters’ over-allotment option) of the Company’s Class A common stock, par value $0.001 per share (the “Common Shares”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement as filed with the Commission on April 7, 2014; (ii) the Second Amended and Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement as filed with the Commission on January 7, 2014; (iii) certain of the resolutions of the board of directors of the Company; (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that when the Registration Statement has become effective under the Securities Act and the Common Shares have been issued and sold as contemplated by the Registration Statement and the applicable definitive underwriting agreement approved by or on behalf of the board of directors of the Company, the Common Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed: (A) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion set forth above; and (B) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

June 5, 2014

(2) This opinion is based upon and expressly limited to the General Corporation Law of the State of Delaware and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP